OPERATING AGREEMENT

                            DATED    JUNE 5, 1990
                                 --------------------

                                 MAIN PASS BLOCK 299

                                LEASE NO. OCS-G 1316A



                                  TABLE OF CONTENTS

            ARTICLE                        PAGE
            -------                        ----

DEFINITIONS                                 I
INTERESTS OF PARTIES                        II
COSTS AND EXPENSES                          III
OPERATOR                                    IV
ACCOUNTING PROCEDURE                        V
MINIMUM ROYALTIES AND RENTALS               VI
EXPENDITURE LIMITATION                      VII
POLICY COMMITTEE AND WORK PLANS             VIII
    AND BUDGETS
SURRENDER OR ABANDONMENT                    IX
SUNDRY RIGHTS AND DUTIES OF OPERATOR        X
ACCESS AND RIGHTS OF NON-OPERATORS          XI
ASSIGNMENT OF INTEREST AND                  XII
    PREFERENTIAL RIGHT TO PURCHASE
RELATIONSHIP OF THE PARTIES AND TAX         XIII
    ELECTIONS
FORCE MAJEURE                               XIV
INSURANCE AND LIABILITY                     XV
CLAIMS AND LITIGATION                       XVI
DURATION                                    XVII
NOTICES                                     XVIII
TOPICAL HEADINGS                            XIX
SUCCESSORS AND ASSIGNS                      XX
LIENS                                       XXI
LAWS AND REGULATIONS                        XXII
DISPUTES                                    XXIII
NO PARTITION                                XXIV
WAIVER                                      XXV
SEVERABILITY                                XXVI
DECLARATION OF OPERATING AGREEMENT          XXVII

                                 OPERATING AGREEMENT

    THIS OPERATING AGREEMENT is made and entered into as of the 5th day of June, 1990, by and between Freeport-McMoRan Resource Partners, Limited Partnership, hereinafter designated as "Operator" or "Freeport", IMC Fertilizer, Inc. ("IMC") and Felmont Oil Corporation ("Felmont"), IMC and Felmont hereinafter sometimes collectively referred to as "Non-operators" or sometimes individually referred to as a "Non-operator".

                                       RECITALS

    WHEREAS, the Parties are the joint owners of the oil and gas lease covering the Property; and

    WHEREAS, the Parties desire to enter into an Agreement pursuant to which they will explore for, develop, and produce oil and gas from the Property.

    Now, THEREFORE, in consideration of the mutual covenants and agreements set forth below, the Parties agree as follows:

                                       I. DEFINITIONS

    "Affiliate" shall have the meaning set forth in Paragraph 12.1 hereof.

    "COLLATERAL" shall mean (i) all equipment, inventory, improvements, fixtures, accessions, goods and other personal or movable property of whatever nature now or hereafter located on or held for use in connection with the Property (or in connection with the operation thereof or the treating, handling, storing, transportation, processing or marketing of the Hydrocarbons) and all renewals or replacements thereof or substitutions therefor; (ii) all Hydrocarbons, now or hereafter produced from the Property; and (iii) all accounts and general intangibles, now or hereafter arising from the sale or other disposition of the Hydrocarbons now or hereafter produced from the Property, or from any Hydrocarbon sales contracts, present or future, relating to the Property.

    "DECLARATION" shall mean that Declaration of Operating Agreement dated of even date herewith between the Parties, in the form of Exhibit "D" hereto.

    "EQUIPMENT" shall mean all surface or subsurface machinery, equipment, fixtures, inventory, facilities, materials and other property of whatever kind or nature now or hereafter located on the Lease which are useful for the production, gathering, treatment, processing, storage, or transportation of Hydrocarbons, including, but not by way of limitation, all oil wells, gas wells, water wells, injection wells, casing, tubing, tubular goods, rods, pumping units, engines, christmas trees, platforms, derricks, separators, compressors, flowlines, tanks, gas systems (for gathering, treating and compression), pipelines, chemicals, solutions, water systems, power plants, lines, transformers, starters and controllers, tools, telegraph, telephone, loading racks, loading docks and shipping facilities.

    "HYDROCARBONS" shall mean all oil, gas and other liquid or gaseous hydrocarbons in, under or that may be produced from the Property, and all products processed or obtained therefrom.

    "LEASE" means that certain Oil and Gas Lease granted by the United States of America as Lessor to Freeport-McMoRan Resource Partners, Limited Partnership, as Lessee, effective June 5, 1990, designated by Lease No. OCS-G 1316A, covering the therein described portion of Block 299, Main Pass Area, South and East Addition, as shown on official leasing map LA No. 10A, Outer Continental Shelf Leasing Map, Louisiana Offshore Operations.

    "LENDER" shall mean a lending institution, group of lending institutions, or any other third party or parties who is the mortgagee, grantee, beneficiary, or secured party under any Mortgage, and any successor or assignee thereof, and any parent, subsidiary, or affiliate thereof.

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

    "MORTGAGE" shall mean a mortgage, pledge, lien, assignment, and/or other encumbrance of, or security interest in, a Party's rights under this Agreement and/or the Party's interest in the Property.

    "MORTGAGOR" shall mean the Party executing a Mortgage and its successors and assigns.

    "PARTIES" shall mean Freeport, IMC and Felmont, and their respective successors and assigns.

    "PROPERTY" shall mean and include, the Lease, the Equipment, the Collateral, all Hydrocarbons in, under and upon the Lease, all easements, mineral rights associated with or attributable to the Lease, and all appurtenances and improvements to the Lease.

                              II.  INTERESTS OF PARTIES

    2.1 Except as otherwise provided in this Agreement, the Property shall be owned as shown on Exhibit "A" attached hereto and made a part hereof for all purposes.

    2.2 Subject to the rights of Chevron U.S.A. Inc. to purchase production from the Lease and to the other provisions hereof, each Party shall own and shall have the right to receive in kind and to separately dispose of its proportionate share of the oil and gas production from the Lease which shall be delivered to such Party, at its option, at the outlet of the production facilities on the production facilities platform(s); or to its credit in the pipeline to which the well or wells or production facilities platform(s) may be connected. Any extra expenditure incurred in the receiving in kind or separate disposition by any Party of its proportionate share of the production shall be borne by such Party. Where a Party hereto elects to receive in kind or separately dispose of its share of production, such Party shall have the obligation to make payment of all royalties and other burdens (including the Production Payment reserved or owned by Chevron U.S.A. Inc.) attributable to the share of production taken or disposed of by such electing Party and such Party shall furnish Operator with full information regarding such royalty and other payments. In the event that a Party does not elect to receive in kind or separately dispose of its share of production and such share is sold by Operator pursuant to the provisions of Paragraph 2.3, Operator shall make the royalty and other payments on production attributable to such share, but shall not be liable to the party(s) that owns such share for any good faith failure to make any such payment properly or punctually.

    2.3 In the event any Party shall fail to take in kind or separately dispose of its proportionate share of production from the Lease, Operator shall have the right, but not the obligation to purchase such production or sell it to others for the time being, at the best price obtainable which shall in no event be less than the price which Operator receives for its portion of the production from the Lease. Operator's authority to sell such production shall be revocable at the will of the owner thereof, and the term of any contract for the sale of such production shall be for no longer period than is commensurate with the minimum needs of the industry under the particular circumstances and in no event longer than one year. Any such purchase or sale by Operator shall be subject always to the right of the owner of the production to exercise at any time its right to take in kind, or separately dispose of, its share of all production not previously delivered to a purchaser. Notwithstanding the foregoing, the Parties agree to apply and be bound by the terms and provisions of the Gas Balancing Agreement in the form attached hereto as Exhibit "C" and made a part hereof for all purposes.

    2.4 Each Party shall execute all division orders and contracts of sale relating to its interest in production from the Lease, or authorize execution by Operator on its behalf; provided, however, no Party shall be forced to share an available market with any other Party hereto.

                               III.  COSTS AND EXPENSES

    3.1 All costs, expenses and liabilities accruing or resulting from the operation and/or ownership of the Property pursuant to this Agreement shall be determined in accordance with the applicable provisions of this Agreement and shall be shared and borne (except as hereinafter provided) by the Parties hereto in the percentages stated in Exhibit "A" hereof (such percentages referred to therein and herein as the "Participating Interests").

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

    3.2 Operator may, at any time, require each Non-operator to pay in advance, its proportionate part of reasonable expenditures for the development, operation, abandonment and reclamation of the Property for the Joint Account (as that term is defined in Exhibit "B" hereto) for the succeeding month's operation. Operator shall adjust each monthly billing to reflect advances received from the Non-operators. Each Non-operator shall pay its proportion of all bills within thirty (30) days after receipt or before the first day of the month for which the advance payment is made, whichever is later. If such payment is not so made when due, the amount thereof, or any unpaid balance, shall bear interest at the rate as provided in Paragraph 3.3. Adjustment between estimated expenditures for which advance payments are made, and the actual expenditures, shall be made by Operator monthly.

    3.3 Unpaid sums, until paid, shall bear interest at the rate of two percent (2%) over the prime rate of interest from time to time charged by Manufacturers Hanover Trust Company, but in no event more than the maximum rate permitted by applicable law; provided however, if Louisiana is the applicable law then the interest rate shall be 2% over the prime rate of interest from time to time charged by Manufacturers Hanover Trust Company.

                                    IV.  OPERATOR

    4.1 Freeport shall act as Operator of the Property and subject to the terms, conditions, and provisions herein set forth, shall have complete charge and control thereof and the management, operation, exploration and development thereof for the Joint Account of the Parties hereto. Freeport, IMC and Felmont are concurrently entering into a separate agreement effective as of the date of this Agreement and entitled "Agreement Designating Acting Operator" whereby Freeport-McMoRan Oil & Gas Company ("FMOG"), a Delaware corporation and an affiliate of Freeport is designated as the "Acting Operator" for the Property, pursuant to the terms and conditions of said agreement. Such designation of FMOG as Acting Operator shall not constitute a resignation or termination by Freeport of its duties as Operator hereunder. The Parties hereto recognize and agree that, as a result of FMOG being designated as Acting Operator pursuant to such separate agreement, costs and expenses otherwise paid hereunder to Freeport as Operator shall be paid to FMOG as Operator as long as FMOG is Acting Operator under such separate agreement and that Freeport, as an owner of interest in this Agreement, shall make payments to FMOG for its proportionate share of such costs and expenses, including the overhead charges provided for in the Exhibit "B" attached hereto and made a part hereof for all purposes. Should Operator or any successor Operator hereunder (1) dissolve, liquidate or terminate its corporate existence or partnership structure, (2) become insolvent, bankrupt, or subject to receivership, (3) no longer own an interest in the Property or
(4) fail materially to perform its duties hereunder, it shall cease to be Operator hereunder effective as of the date a new Operator is elected. Change of the partnership name or structure of Operator or transfer of Operator's interest to any subsidiary, parent, affiliate, successor corporation or surviving corporation or partnership in consolidation or merger, shall not automatically cause the removal of Operator.

    4.2 Operator or any successor Operator may resign its duties as Operator hereunder; provided, however, that the Non-operators shall written notice of such resignation at least sixty (60) days prior to the effective date of resignation.

    4.3 In the event the total of the Participating Interests owned by Operator and/or any Affiliate or Affiliates of Operator should at any time fall below a percentage equal to 50%, less the lowest percentage Participating Interest owned by a Non-operator at such time, the Non-operators shall have the right to remove the Operator without cause upon 30 days written notice, provided such removal is by the unanimous agreement of the Non-operators.

    4.4 Should any Operator or any successor Operator for any cause cease to be Operator hereunder, a successor Operator shall be designated by the vote of the Parties owning a majority in interest. If the removed Operator fails to vote or votes only to succeed itself, the successor Operator shall be selected by the affirmative vote of Non-operators having a majority of the interest in the Property remaining after excluding the interest of the removed Operator. Should Operator or any successor Operator hereunder cease to be Operator for any cause, its rights, titles and interests in the Property shall be unaffected by such cessation, but it shall thereupon become one of the Non-operators hereunder and shall henceforth be bound by the terms and provisions hereof, as a Non-operator.

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

    4.5 Any Party hereto designated as Operator to succeed the Operator herein named or any successor Operator shall thereupon succeed to all the duties, powers, obligations, rights and authority given to the Operator herein named with respect to all operations of every kind thereafter conducted on or in respect of the Property. All Equipment acquired for the account of the Parties and devoted to operations hereunder shall be surrendered promptly to any appointed successor Operator.

                               V.  ACCOUNTING PROCEDURE

    5.1 All costs incurred in the operations hereunder and all credits received shall be charged or credited to the account of the Parties hereto in accordance with the provisions of Exhibit "B" attached hereto and made a part hereof; provided, however, that if any provision of said Exhibit "B" conflicts with any provision of this Agreement, this Agreement shall control.

                          VI.  MINIMUM ROYALTIES AND RENTALS

    6.1 Operator shall pay and charge to the Joint Account the rental, minimum royalty, and any similar payments provided for in the Lease.

                             VII.  EXPENDITURE LIMITATION

    7.1 No operation shall be conducted on or in respect of the Property except as hereinafter provided for by this Agreement. No expenditure shall be made by Operator for the Joint Account in developing and operating the Property or for capital investment in excess of $100,000 unless made pursuant to a Work Plan and Budget approved as provided in Paragraphs 8.5 or 8.6 below or in connection with an operation or proposal approved pursuant to the non-consent provisions of Article VIII hereof, except in the case of expenses reasonably incurred in safeguarding life and property in case of a blowout, explosion, fire, flood, storm, hurricane, catastrophe or other sudden emergency.

    7.2 Upon written request, a copy of each of Operator's internal Authorizations for Expenditure which covers a gross amount of TWENTY-FIVE THOUSAND DOLLARS ($25,000.00) or more for the Joint Account shall be furnished to Non-operators for information.

                  VIII.  POLICY COMMITTEE AND WORK PLANS AND BUDGETS

    8.1 The Parties establish a Policy Committee to be composed of one representative designated by each Party.

         A representative designated pursuant to this Paragraph 8.1 shall serve until replaced by the Party that designated such representative. Each Party also may designate one or more alternates for any representative designated by it. An alternate shall exercise voting rights only in the event of a representative's absence. Each representative may bring to Policy Committee meetings such advisors as the representative deems necessary or desirable; however, such advisors shall have no right to vote on matters before the Policy Committee.

         Each Party promptly shall advise the other Parties in writing as to the names and addresses of its representative and alternate representative who shall have the authority to represent and bind the advising Party with respect to any matter to be acted upon by the Policy committee. A Party's representative or alternate representative may be changed from time to time upon written notice to the other Parties.

    8.2 The Operator will provide to the Non-operators and the members of the Policy Committee a proposed Work Plan and Budget for the following calendar year not later than September 15 of each year. As used herein the term "Work Plan" means a detailed program for Joint Operations to be conducted during a Budget Year, adopted pursuant to this Article VIII; the term "Budget" means a detailed projection of costs and expenses required for Joint Operations during a Budget Year; the term "Budget Year" means January 1 to December 31, or such period as is mutually agreed upon; and the term "Joint Operations" shall have the meaning ascribed to such term in Exhibit "B" hereof. The

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

designated representatives of Non-operators shall respond by October 15 of each year with the regular meeting to be held between October 15 and November 1 of each year. Special meetings shall be called by the Operator as and when the Operator should deem necessary. Any of the other Parties to this Agreement shall have the right to call a special meeting provided that no such special meeting shall be called sooner than three months after the last such special meeting. During the fifth month of each Budget Year the Operator shall call an advisory meeting for the sole purpose of informing the Policy Committee of the progress of Joint Operations for the current Budget Year to date. The Parties and Operator shall attend all regular, special and advisory meetings of the Policy Committee. All meetings shall be held at Operator's offices, unless all Parties agree to another location. Written notice of the time and place of each regular, special and advisory meeting, shall be submitted by the Operator to the Parties, not less than 15 days before any such meeting, unless such requirement of notice is waived in writing by the Parties. The holding of any advisory meeting may be waived provided all Parties consent to such waiver.

         The designated representative, or alternate, of Operator shall act as chairman at all Policy Committee meetings. Each Party shall bear its own cost of attendance. If Operator deems it necessary for any personnel who are assigned duties in connection with the conduct of Joint Operations to attend any meeting, the additional cost incurred therefor shall be charged to the Joint Account.

    8.3 The annual Work Plan shall describe in reasonable detail (i) the maintenance, exploration, development and/or production, and abandonment and reclamation objectives for the Budget Year covered thereby; (ii) the work to be performed in attaining the objectives; (iii) the portion of the Lease on which Joint Operations are to be performed; (iv) the technical basis for the type of Joint Operation proposed; and (v) such other information as the Operator may deem appropriate or as reasonably requested by one (1) or more Non-operators. In addition to the foregoing:

         (a) Work Plans involving development operations shall include: (i) any pertinent geological and engineering information; (ii) number, location and proposed depth of any wells proposed to be drilled; (iii) reworking operations on or abandonment of any well; and (iv) plans for the installation of necessary flowlines, facilities and/or platforms; and

         (b) Work Plans involving production operations shall include: (i) expected production of oil and gas; and (ii) unit costs of such production.

         Each Budget shall describe in reasonable detail the anticipated costs to be incurred under the applicable Work Plan and the date or dates funds from the Parties are expected to be required.

    8.4 The Policy Committee shall approve all Work Plans and Budgets and supplements thereto and revisions thereof, settlement of claims and suits in accordance with the provisions of this Agreement, and shall have the right and authority to wind up the activities of the Joint Operations following termination of this Agreement.

    8.5 Only those Parties owning an interest in the Property of ten percent (10%) or more may vote on matters before the Policy Committee. Policy Committee approval of any matter requiring Policy Committee approval hereunder, shall require the vote of Operator and the vote of at least one other Party entitled to vote which is not an Affiliate of the Operator; provided, however, that if only one Party other than Operator should be entitled to vote then Policy Committee approval of any such matter shall require only the vote of Operator.

         With respect to any matter submitted by Operator for Policy Committee approval, should Operator be unable to obtain the vote of at least one other Party entitled to vote which is not an Affiliate of the Operator, then in such event all Parties entitled to vote shall continue good faith negotiations to resolve outstanding differences. In the event the Policy Committee is unable to secure approval of a proposed Work Plan and Budget within 60 days, the Operator shall submit an alternate proposed Work Plan and Budget. In any event, the Operator shall incur for the Joint Account such expenditures as it reasonably determines to be necessary for the continued maintenance of the Lease and shall be permitted to operate the Property at a level and in a manner which preserves the value thereof, to the extent that

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

such expenditures and operations are not subject to the non-consent provisions of this Article VIII. No formal Policy Committee approval shall be necessary for such expenditures or for such operations.

         In lieu of deciding any matter at any meeting, the Policy Committee may act (a) by instrument(s) in writing signed by the representative of each interest owner, which instrument(s) (in one or more counterparts) shall be conclusively deemed to be the act of the Policy Committee, or (b) by telephone communication provided that such action is unanimous and is confirmed in writing by each Party or each Party's representative.

    8.6 The Initial Work Plan and Budget for calendar years 1990 and 1991 has been submitted to the Non-operators prior to the execution of this Agreement and is attached hereto as Exhibit "E". By their execution of this Agreement, all Parties hereto hereby approve said initial Work Plan and Budget and, accordingly, the Operator is authorized to make the expenditures provided for therein. The Parties further recognize that certain of the expenditures included in such initial Work Plan and Budget have already been expended in anticipation of the execution of this Agreement and the approval of such expenditures is hereby confirmed.

    8.7 Operator shall have the sole right to propose Work Plans and Budgets and supplements and revisions thereto. Operator shall not be deemed to have exceeded any approved Work Plan and Budget provided the total of actual costs and expenses incurred by the implementation of such Work Plan and Budget does not exceed by more than fifteen percent the total costs and expenses authorized for such Work Plan and Budget; provided, however, if such actual costs and expenses will exceed such percentage of authorized costs and expenses, Operator shall be required to submit a revised Work Plan and Budget in respect of such excess costs and expenses for Policy Committee approval. Operator shall have discretion in deciding which costs and expenses shall or shall not be incurred for purposes of keeping costs and expenses of an approved Work Plan and Budget within the limits authorized therefor. The Policy Committee shall consider all Work Plans and Budgets submitted by Operator pursuant to the provisions hereof and, except otherwise provided in Paragraph 8.5 above, shall take action thereon in accordance with Paragraph
8.9 below. In the event that (1) the Operator has committed to the construction of a platform or related facilities, the drilling of a well, or any other operation, included in an approved Work Plan and Budget, (2) it subsequently develops that the cost of such operation when added to costs incurred pursuant to such approved Work Plan and Budget has exceeded ten percent (10%) of the total estimated cost of the approved Work Plan and Budget, (3) the Non-operators have declined to approve such excess expenditures in a supplemental or revised Work Plan and Budget submitted pursuant to Paragraph 8.8 below, and (4) the Operator under its commitment diligently pursues such operation, then such excess costs so expended or to be incurred by Operator shall be considered an approved budget expenditure in the Work Plan and Budget adopted for the succeeding year and paid by the Parties in the ordinary course of business as set out herein; provided, however, at any time subsequent to the beginning of such succeeding year, Operator may bill the Non-operators their unpaid respective shares of such expenditures made by Operator in conducting such operation in the preceding year, plus interest at the rate provided for in Paragraph 3.3 above on the amount so billed; provided further, however, such excess costs expended or incurred and paid by Operator pursuant to Item (4) of this sentence considered approved in the succeeding year's Work Plan and Budget shall not exceed fifteen percent (15%) of the total estimated cost of the said approved Work Plan and Budget for the preceding year and further provided, any supplemental or revised budget (or a portion thereof ) submitted pursuant to
Item 3 of this sentence shall not be subject to the non-consent provisions of
Article VIII.

    8.8 From time to time, Operator, pursuant to Paragraph 8.7 above, may propose supplemental or revised Work Plans and Budgets to the Policy Committee which shall consider and take action thereon in accordance with Paragraph 8.9 below. Any such supplement or revision shall be prepared as provided in Paragraph 8.3 above and shall be submitted to the Policy Committee as far in advance of implementing the supplemental or revised Work Plan and Budget as is reasonably practicable.

    8.9 The Policy Committee shall consult in a good faith effort either to approve or adopt each proposed Work Plan and Budget (or revision thereof or supplement thereto) as submitted, or to formulate an alternative Work Plan and Budget acceptable to the Parties. Actions on all Work Plans and Budgets shall be taken as provided for in Paragraph 8.5 above. Once approved as provided in Paragraph 8.5 above, the annual Work Plan and Budget, any approved supplement thereto or any approved revision thereof, shall be binding on the Parties and shall be carried out by Operator. Notwithstanding the foregoing, in the event that the installation of a platform provided for in the Initial Work Plan and

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Budget has not been commenced prior to the end of 1992, then in such event such platform and any equipment related directly thereto as well as any wells proposed to be drilled therefrom shall ipso facto be deleted from the Initial Work Plan and Budget and the approval granted by Non-operators herein for such platform, related equipment and wells shall accordingly terminate and be of no further force and effect.

    8.10 The foregoing provisions of this Article VIII shall apply to platforms, any wells drilled therefrom and any other operations that are included in the Initial Work Plan and Budget for the calendar years 1990 and 1991 ("the Initial Work Plan and Budget"). For the purposes of this Article VIII, an Extraordinary Operation is defined as (1) the setting of a platform and related facilities that is not included in the said Initial Work Plan and Budget, (2) the drilling of a well or wells (but not including salt water disposal wells) on any part of the Lease that are not included in the Initial Work Plan and Budget, (3) a proposal to conduct an enhanced oil recovery operation on the Lease, or (4) a proposal to make a capital expenditure (not including the cost of drilling a well) not included in the Initial Work Plan and Budget in excess of $1,000,000. For the purposes of the immediately preceding sentence, the phrase "not included in the Initial Work Plan and Budget" shall be deemed to include any operations which were included in the Initial Work Plan and Budget but are no longer included therein pursuant to the operation of Paragraphs 8.7 and 8.9 hereof . The foregoing provisions of Paragraphs 8.1 through 8.9 of this Article VIII shall also apply to Extraordinary Operations that are approved by all Parties. The following provisions of this Article VIII shall however apply to Extraordinary Operations that are not approved by all Parties.

    8.11 Without the consent of all Parties in interest, no Extraordinary Operation shall be conducted on the Property except as hereinafter provided for by this Agreement and the following provisions of this Article VIII will apply only to such Extraordinary Operations conducted on the Property. Once an Extraordinary Operation has been considered by the Policy Committee and has not received approval of all Parties, any Party, Operator or Non-Operator, may at any time thereafter propose such an operation.

    8.12 Such proposal shall be made to all Parties and, in the case of a well proposal, shall designate the surface and bottomhole location, the proposed depth, the sands or horizons expected to be penetrated and tested, the tentative programs for casing, surveying and testing the well, estimated cost and the portion thereof to be borne by each Party entitled to participate therein, and other relevant information and, in the case of a platform, the proposal shall include the estimated cost of designing, fabricating, transporting and installing such platform and any other information that may be related thereto and, in the case of a proposal to conduct an enhanced oil recovery operation, the proposal shall include detailed information relating thereto.

    8.13 (a) Within thirty (30) days (60 days in the case of a platform proposal) after its receipt of such proposal and data to be used to make an election, each Party to whom the proposal was made may elect to participate in the proposed operation or operations to the extent of its interest as stated in the proposal, by giving notice thereof to the Operator. Failure to give timely notice of an election to participate shall constitute an election not to participate in the proposed operation. Operator shall notify each Party immediately of all of the elections which are made. Parties who elect not to participate are hereinafter each referred to as a "Non-participant" or collectively as "Non-participants".

    (b) In the event fewer than all of the parties elect to participate, Operator shall by telex or other written notice advise the Parties electing to participate of the aggregate Participating Interests not participating and of the pro rata increase in participation which is available to those Parties which have elected to participate. Within 72 hours after receipt of such notice from the Operator, each such notified Party shall notify the Operator by telex or other written notice whether or not it will assume some or all of the obligations which would have been assumed by the Non-participants had they elected to participate. Failure to respond shall be deemed an election not to increase participation. If the Participating Parties elect to assume all of the obligations which would have been assumed by the Non-participants had they elected to participate, the Operator shall proceed with such operation for the account of and at the sole risk and expense and in the agreed percentages of those Parties electing to participate. If one or more of the Participating Parties do not agree to assume all of the obligations which would have been assumed by the Non-participants, the Operator shall not proceed with such operation and it will be considered as if no proposal had been made.

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

    8.14 In the event that there are proposals made hereunder to drill more than one well, the proposals shall take precedence in the order in which such proposals are made. Although a Party may propose more than one well or operation at the same time, the Parties receiving such proposal shall have the right to consent or not to consent separately as to each individual well or operation being proposed; provided however, that the response to all such wells or operations shall be made within the time period specified in Section 8.13(a) hereof.

    8.15 If all Parties receiving the proposal elect to participate in such operation, it shall be conducted at the cost and risk of such Parties. If less than all such Parties elect to participate in such operation, the Party who proposed such operation and any Parties who elected to participate therein (herein called "Participating Parties" or "Participants" whether one or more) shall cause such operation (hereinafter called "non-consent operation") to be conducted by Operator at their cost and risk; provided, however, that if such operation is not commenced within one hundred eighty
(180) days after the date of its proposal and thereafter continued with reasonable diligence, it may not be conducted without again being proposed to all Parties.

    8.16 All costs and risks of a non-consent operation will be borne and shared by the Participating Parties proportionately to their interests stated in Exhibit "A" hereof, or proportionately to their interests in the operation which is to be conducted, if different from their interests stated in Exhibit "A".

    8.17 Subject to the other provisions of this Agreement, including this
Article VIII, all material and equipment placed in or on a well by the Participant(s), whether one or more, in a non-consent operation shall be owned by them, and, if the non-consent operation results in production, the Participant(s) therein shall own all operating rights therein and all production thereby obtained until such time as they shall have received currently an amount equal to 400% of the costs incurred by the Participating Parties in such operation which would have been paid by the Non-Participant(s) had it been a Participant out of (i) the proceeds of the sale of the share of such production to which such Non-participant(s) would have been entitled had it been a Participant, and (ii) 20% of the proceeds of the sale of the share of production to which such Non-participant(s) is entitled from production from other portions of the Lease, after deduction of the portion of operating expenses, royalty, other payments under Article VI hereof, and severance, production or other tax on such production which would have been paid by such Non-participant(s) had it been a Participant(s) ("non-consent deductions"). Notwithstanding the foregoing, the Participants shall not be entitled to the aforesaid 20% of proceeds of the sale of the share of production on other portions of the Lease in the event that the well which was the occasion of the non-consent is not completed as a producer of oil or gas nor shall the Participants be entitled to the aforesaid 20% share of production from other portions of the Lease from any period of time after which production of oil and gas from the well which was the occasion of the non-consent has ceased to produce. In the case of the installation of a platform or equipment where all of the Parties do not participate therein, such platform or equipment shall be owned by the Participants until such time as Participants have received an amount equal to 400% of the cost incurred by the Participant(s) in designing, fabricating, transporting and installing such platform or equipment which would have been paid by the Non-participant(s) had it been a Participant(s). In the case of the installation of a non-consent platform, Non-participants shall have no ownership in such platform and shall be deemed to non-consent any proposals to drill a well from such platform until such time as Participants have recouped (i) 400% of the aforesaid portion of the cost of such platform, and
(ii) 400% of the costs incurred by Participant(s) in drilling wells thereon which would have been paid by the Non-participant(s) had it been a Participant(s), out of the proceeds of the sale of the share of production from all wells drilled on such platform to which such Non-participant(s) would have been entitled had it been a Participant(s), less non-consent deductions. Non-participant(s) shall have the right at any time to become an owner of the platform or equipment by paying to Participant(s) in cash the then unrecouped balance in the recoupment account. It is further provided that the Participants shall not be entitled to the aforesaid 20% of proceeds from other portions of the Lease in connection with such non-consent platform and wells drilled thereon. In the case of the installation of equipment pursuant to the non-consent provisions of this Article VIII, the Participant(s) shall be entitled to recover 400% of the aforesaid cost of such equipment out of 20% of the proceeds of the sale of the share of production to which such Non-participant(s) is entitled from production from all wells which benefited from or are serviced by such equipment, less non-consent deductions.

         If a well is drilled hereunder as a non-consent operation, and such well is drilled from a facility other than a permanent platform, such as from a jackup rig or floating drilling vessel, and results in the discovery or extension of productive formations, 400% of the costs incurred by Participant(s) in the drilling of such a well which would have been paid by the Non-participant(s) had it been a Participant(s) shall be recouped out of the proceeds of the sale of the share of the production to which such Non-participant(s) would have been entitled had it been a Participant(s), less non-consent deductions, from said well and from the production from all other wells which develop the newly discovered or extended productive area completed from any platform subsequently located on the Lease, provided such a platform is located within three thousand feet (3,000') from the vertical projection of the bottomhole location of such non-consent well.

         The above mentioned proceeds shall be received and shared by the Participants in the proportions in which they participated in the non-consent operation.

    8.18 After the recovery of a Non-participant's recoupment account by Participants, such Non-participant shall own the interest in the well and all material and equipment therein and all subsequent production therefrom which it would have owned initially had it been a Participant. If the Participating Parties are unable to recover a Non-participant's recoupment account they shall continue to own the share of all material and equipment placed in or on said well by them which would have been owned by such Non-participant had it been a Participant and shall be entitled to the salvage value thereof, provided, however, that if the net salvage value is in excess of the unrecovered portion of such recoupment account the excess shall be credited to such Non-participant.

    8.19 Any Party or Parties owning an interest in the platform may use it free of charge for conducting drilling operations on the Property in accordance with this Agreement, but shall indemnify the other Parties against any loss, risk or expense resulting from such use.

    8.20 All operating, maintenance and repair expenses and liabilities attributable solely to the platform, and not to the drilling or producing of, or conducting of other operations in connection with, a particular well or wells, and all cost, risk and expense of salvaging the platform, and the net salvage thereof, will be shared on the basis of the then ownership of the platform. All such expenses and liabilities attributable to or arising out of the drilling or producing of, or the conducting of other operations in connection with, a particular well or wells will be charged to and borne by the then owners of such well or wells. The cost and expense of removing and returning the drilling rig initially placed on the platform will be shared on the basis of ownership of the platform at the time of its removal. The cost and expense of again placing a drilling rig on the platform, and of its removal, will be prorated on a well basis to the owners of wells on which it is used.

    8.21 At the request of any Party owning an interest in a platform, Operator shall furnish to the owners thereof the estimated net deficit or net value resulting from the salvage and removal of the platform, and any disagreement as to the amount of such deficit or value will be settled by a majority in interest of such owners. Within thirty (30) days after the fixing of such estimate, any Party owning an interest in a platform may propose to the other owners thereof that it be salvaged and removed from the lease, at the same time agreeing to convey its interest therein to any owner thereof desiring to retain the platform and to pay to or accept from such other owners such proposing Party's share of such estimated net deficit or net value, as the case may be. Any such other owner may, within thirty (30) days after receipt of such proposal, elect to retain the platform by giving notice thereof to the other owners, at the same time agreeing to accept its pro rata share of the interest of any Parties desiring salvage and removal and to make or accept payment for the estimated net value or net deficit attributable to such interest as hereinabove provided. The Parties will promptly thereafter make such payments and execute a conveyance, effective as of the date of the earliest notice given by a Party desiring to retain the platform, of the interest of the Parties desiring to salvage and abandon to the Parties desiring to retain such platform. From and after such effective date the Parties so conveying their interest will have no further rights, obligations or liabilities thereafter accruing with respect to such platform. If no Party desires to retain the platform, Operator shall proceed promptly to have same salvaged and removed at the cost of the owners thereof.

                            IX.  SURRENDER OR ABANDONMENT

    9.1 Unless otherwise provided for in this Agreement, the Parties shall not surrender or abandon any of the Property unless all Parties consent to the same in writing; provided, however, that such consent shall not unreasonably be withheld.

                       X.  SUNDRY RIGHTS AND DUTIES OF OPERATOR

    10.1 Operator shall conduct its activities under this agreement as a reasonable prudent operator, in a good and workmanlike manner, with due diligence and dispatch, in accordance with good oilfield practice, and in compliance with applicable law and regulation, but in no event shall it have any liability as Operator to the other Parties for losses sustained or liabilities incurred except such as may result from gross negligence or willful misconduct. Operator shall have the rights and discharge the duties set forth in this Article X, except as may be expressly provided otherwise elsewhere in this Agreement.

    10.2 Operator shall have control and supervision of all operations hereunder for the exploration and development for oil and gas production from, and for the abandonment and reclamation of, the Property. The approval of the drilling of any well hereunder shall include all necessary expenditures incurred by Operator in connection with drilling the well, including but not limited to testing and completing it for production.

    10.3 All wells drilled and all operations performed upon the Property by outside contractors shall be drilled or performed by qualified, responsible, independent contractors on a competitive contract basis to the extent competitive bids are available, or, if the wells are drilled under multi-well contracts, at the contract rates. Operator may, if approved by Non-operators, employ any of its own drilling equipment, tools or machinery in performing any operations under this Agreement, but such work shall be performed by Operator acting as an independent contractor under a written contract containing the same terms and conditions and at the same rate for using such equipment, tools and machinery as is customary, usual and prevailing in competitive contracts of independent contractors who are doing work of similar nature in the vicinity of the Lease.

    10.4 Operator shall have the right (subject to the provisions of the Accounting Procedure, Exhibit "B") to dispose of any salvaged material or equipment resulting from operations hereunder. The accounts of the Parties shall be credited with the proceeds thereof in proportion to their interest therein.

    10.5 Operator shall use reasonable diligence to see to the performance of all of the obligations of the Lease affecting the Property. Operator shall endeavor to comply with all laws, rules and regulations governing the operations hereunder. Operations conducted hereunder shall be subject to applicable Executive Orders and applicable provisions of the Code of Federal Regulations. Operator shall endeavor to keep the Property free and clear of all liens in favor of third Parties resulting from construction or operations on or in respect of such Property. Operator shall undertake to see to the payment, on or before the date when they become due and payable, of all taxes assessed or levied against the Property, the respective interest of the Parties herein, or the production therefrom, including ad valorem taxes, production, severance and other taxes (other than income taxes) and governmental charges, except to the extent that any such taxes or charges may be paid or payable by the purchaser of any of the production. Operator shall be authorized to make payments to the Fisherman's Contingency Fund, to the Offshore Oil Pollution Fund and to any other similar funds, and shall charge Non-operators for their share of such payments.

    10.6 The number of employees, the selection of such employees, the hours of labor and compensation for services to be paid any and all such employees shall be determined by the Operator and, as among the Parties hereto, such employees shall be the employees of Operator.

    10.7 Operator shall keep accurate books, accounts, and records of operations, which shall be available at reasonable times to each Party or its authorized representatives.

    10.8 Operator shall make all required reports to governmental authorities that it has the duty to make as Operator. Operator shall give timely written notice to the Parties of all litigation and hearings which affect the Lease or operations hereunder.

    10.9 Upon written request, Operator shall, as soon as practicable, furnish each Party the following information pertaining to each well being drilled:

         a) copy of application for permit to drill and all amendments thereto;

         b)   daily drilling report;

         c)   complete report of all core analyses;

         d) copies of any logs and surveys made in the well as run and upon completion of the well a composite of all electrical type logs and mud logs (if any);

         e) upon written request received by Operator prior to the commencement of drilling, samples of cuttings and cores marked as to depth to be packaged and shipped at the expense of the requesting Party;

         f) copies of any well tests, bottomhole pressure surveys, gas and condensate analysis, or any other pertinent information;

         g)   copies of all routine reports to any governmental agency;

         h)   reports of production, crude oil runs and stocks;

         i) reports on status of wells including wells not producing and not abandoned; and

         j) reports of inventory and any other information pertaining to operations.

The cost of gathering and furnishing information not ordinarily furnished to all Parties shall be charged to the Party(s) that requests such information.

                       XI.  ACCESS AND RIGHTS OF NON-OPERATORS

    11.1 Each of the Non-operators hereto, for so long as such Non-operator has a Participating Interest, at its sole risk and expense shall have access at all reasonable times to the Property, including access to the rig floor, to inspect and observe any and all operations thereon. Each of the Non-operators, for so long as such Non-operator has a Participating Interest and upon reasonable notice, shall also have access at all reasonable times during normal office hours to any and all information pertaining to the operation, exploration, and development of the Property and the production secured therefrom, including Operator's books, records and vouchers relating thereto in the office in which such books, records and vouchers are kept. Operator shall, upon request, furnish any Party entitled thereto with copies of any and all drilling contracts, drilling reports, electric well survey logs, well logs, test data, tank tables, daily gauge and run tickets, and reports of production and stock on hand on the first day of each calendar month. Operator shall also, upon request, make available to any Party entitled thereto samples of any and all cores, cuttings or fluids taken from or encountered in any wells drilled on the Property.

           XII.  ASSIGNMENT OF INTEREST AND PREFERENTIAL RIGHT TO PURCHASE

    12.1 For the purposes of this Agreement "Affiliate" shall mean when used in relation to the Parties hereto any corporation, partnership, joint venture or other entity other than a Party hereto that shall be directly or indirectly under the common control of, controlled by, or which controls, that Party.

    12.2 Except as provided in Paragraphs 12.3 and 12.4 below and subject to the provisions of Paragraph 12.5 below, no Party shall assign or transfer all or any part of its interest in the Property or this Agreement, or any of its rights and interests hereunder.

    12.3 Subject to the provisions of Paragraph 12.5 below, any Party may convey, assign or transfer all or any part of its interest in this Agreement and the Property to an Affiliate or to a successor by reason of merger, consolidation or reorganization or sale of substantially all of such Party's assets.

    12.4 If any Party receives from a person or entity, other than an Affiliate or successor as provided for in Paragraph 12.3 above, a bona fide offer to purchase or otherwise acquire all or any part of the offeree's interest in the Property, which the offeree is willing to accept, the offeree shall furnish in writing to the other Parties the complete terms of the offer; provided, however, if any part of the consideration offered is other than cash, in submitting such offer to the other Parties the offeree shall place a reasonable cash value on such non-cash part of the consideration and support such cash value with appropriate information and data upon which it is based. Each other Party shall have the right (in the proportion that its Participating Interest bears to the total Participating Interest of the Parties hereto other than the Participating Interest of the offeree Party, or in such other proportions as the Parties other than the offeree Party shall agree) for a period of 30 days after receipt of the offer to elect in writing to purchase or otherwise acquire the same interest upon the same terms and conditions as the proposed offer, but with the right to pay the entire consideration in cash; provided however, if a majority in interest of the other Parties do not agree that cash value of the non-cash part of the offer is reasonable, and the offeree and the other Parties are unable to agree within ten (10) days after the latest date on which any of the other Parties receive the offer (the "Receipt Date"), then both the offeree and the other Parties shall select a resident partner of one of the so-called "Big Eight" accounting firms (if such Parties are unable to agree on such a person within thirteen (13) days after Receipt Date, each side shall immediately designate such a partner and the two partners so designated shall within fifteen (15) days from Receipt Date select such a partner who shall act solely as hereinafter provided) furnish him with information, data and reasons supporting their respective cash values, and such partner, on or before twenty (20) days from Receipt Date, shall determine the reasonable cash value of the non-cash part of the consideration, which determination shall be final, unappealable, binding on all Parties and enforceable in a court of law, and shall be used in establishing the price at which the offeree may elect to reject the offer entirely and, if not, at which the other Parties shall elect to acquire or not acquire the interest offered. If the offer is not accepted by the other Parties, the offeree Party may sell or otherwise dispose of the interest described in the offer at the price and upon the terms and conditions of the proposed offer, provided (i) the provisions of Paragraph 12.5 below are satisfied, and (ii) that the sale or other disposition is effectuated within 120 days after the other Parties' right of election has expired. After the 120 day period has expired, the provisions of this Paragraph 12.4 shall again apply to the proposed offer for another 30 day period, if that offer is still effective. The failure of the other Parties to exercise their rights to acquire an interest under this Paragraph
12.4 shall not be deemed to be a waiver of their rights under this Paragraph
12.4 with respect to subsequent offers.

         The preferential right to purchase and the procedures for implementing it set forth in this Paragraph 12.4 shall apply to all sales or other dispositions of all or any portion of a Party's interest in all or any portion of the Property, regardless of whether other interests or assets of the offeree Party also are included in such sale or other disposition. If the offeree Party is disposing of all or any portion of its interest in all or any portion of the Property together with other interests or assets held by the offeree Party, in its notice of offer to the other Parties, the offeree Party shall state the offered consideration for the interest in the Property, as it is set forth in the offer, including offeree's determination of a reasonable cash value for any non-cash part of the consideration, and if it is not set forth in the offer separately from the consideration offered for the other interests or assets of the offeree Party that are the subject of the offer, the offer shall state the reasonable cash value of the offered price or consideration relating to the interest in the Property. If the offeree and the other Parties cannot agree as to the reasonable cash value of the offered price or consideration relating to the interest in the Property, such reasonable cash value and the rights of the Parties thereunder shall be established as between the offeree and the other Parties following the same procedures set out in this Paragraph 12.4 for a determination of the reasonable cash value of the non-cash part of the consideration therein involved, however, the price so stated for the interest in the Property shall not exceed the fair market value of the same. The other Parties may elect, in the manner provided above in this Paragraph 12.4, to accept the offer as to only the interest in the Property but shall have no right as to the other interests and assets described in the notice.

    12.5 Any transfer, sale, assignment or other disposition of all or any part of the Property which is allowed under Paragraphs 12.3 or 12.4 hereof shall be subject to the following additional conditions: (a) any sale, transfer, assignment or other disposition shall be made only to a financially responsible Party or Parties; (b) all outstanding obligations and liabilities of the transferring Party under this Agreement due and owing as of the date of said transfer must be paid; (c) the transferee shall execute and deliver to the other Parties an agreement whereby it assumes and agrees to keep, observe and perform all of the terms, covenants and conditions of this Agreement and the Declaration to be kept, observed and performed on the part of the transferor, including without limitation a ratification and adoption by such transferee of the restrictions upon transfer and encumbrance contained in Article 2 of the Declaration and
Article XII hereof and the lien and security interest granted under Section
2.5 of the Declaration and Paragraph 21.1 hereof, (d) any sale, transfer, assignment or other disposition shall be subject to obtaining the approval of all required governmental authorities, and (e) if the original interest of any Party is at any time transferred to four (4) or more transferees, Operator may, at its discretion, require such transferees to appoint a single trustee with full authority to receive notices and payments, approve expenditures, and pay the share of costs which are chargeable against such transferees.

    12.6 No Party may execute a Mortgage affecting any part of its interest under this Agreement or the Property (other than the lien and security interest granted under Paragraph 21.1 hereof and Section 2.5 of the Declaration) unless the following conditions are first satisfied:

    (a) The Mortgage and the rights of the Lender thereunder shall be made expressly subject to this Agreement and the Declaration as amended by the Agreement to Coordinate Operating Agreements and the Agreement Designating Acting Operator, executed among the Parties in connection herewith, and as further amended from time to time, (as so amended, the "Documents") and the rights of the Parties hereunder and thereunder and the Mortgage shall contain a provision which binds the adjudicatee at a foreclosure sale arising out of the Mortgage or the transferee in a deed in lieu of such foreclosure to (i) assume and agree to keep, observe and perform all of the terms, covenants and conditions of the Documents to be kept, observed and performed on the part of the Mortgagor, including without limitation a ratification and adoption of the restrictions on transfer and encumbrance contained in Article 2 of the Declaration and Article XII hereof and the lien and security interest granted under Section 2.5 of the Declaration and Paragraph
         21.1 hereof, (ii) pay, within thirty (30) days of the date on which the said adjudicatee or transferee succeeds to any interest of the Mortgagor in this Agreement or the Property all amounts owed by the Mortgagor under this Agreement which remain unpaid as of the date that the said adjudicatee or transferee succeeds to any interest of the Mortgagor in this Agreement or the Property, (iii) execute an agreement whereby such adjudicatee or transferee evidences its assumption provided for under (i) above and agreement provided for under (iv) below, and (iv) include in any conveyance of any interest in this Agreement or the Property an agreement by the transferee thereto to assume and agree to keep, observe and perform all of the terms, covenants and conditions of the Documents to be kept, observed and performed on the part of the Mortgagor, including without limitation a ratification and adoption by such transferee of the restrictions on transfer and encumbrance contained in Article 2 of the Declaration and
         Article XII hereof and the lien and security interest granted under
         Section 2.5 of the Declaration and Paragraph 21.1 hereof.

    (b) The Lender shall agree in writing at the time the Mortgage is granted that if the Lender is the adjudicatee at a foreclosure sale arising out of the Mortgage or the transferee in a deed in lieu of such foreclosure, such Lender shall: (i) assume and agree to keep, observe and perform all of the terms, covenants and conditions of the Documents to be kept, observed and performed on the part of the Mortgagor, including without limitation a ratification and adoption of the restrictions on transfer and encumbrance contained in Article 2 of the Declaration and Article XII hereof and the lien and security interest granted under Section 2.5 of the Declaration and Paragraph 21.1 hereof,
         (ii) pay, within thirty (30) days of the date on which the Lender succeeds to any interest of the Mortgagor in this Agreement or the Property, all amounts owed by the Mortgagor under this Agreement which remain unpaid as of the date that the Lender succeeds to any interest of the Mortgagor in this Agreement or the Property, (iii) execute an agreement whereby it evidences its assumption provided for under (i) above and agreement provided for under (iv) below, and (iv) include in any conveyance of any interest in this Agreement or the Property by the Lender an agreement by the transferee thereto to assume and agree to keep, observe and perform all of the terms, covenants and conditions of the Documents to be kept, observed and performed on the part of the Mortgagor, including without limitation a ratification and adoption by such transferee of the restrictions on transfer and encumbrance contained in Article 2 of the Declaration and Article XII hereof and the lien and security interest granted under Section 2.5 of the Declaration and Paragraph 21.1 hereof.

                 XIII.  RELATIONSHIP OF THE PARTIES AND TAX ELECTIONS

    13.1 This Agreement is not intended and shall not be construed to create a partnership within the meaning of the federal common law nor under the applicable laws of any state nor under the laws of any state in which any Party hereto is incorporated, organized or conducting business. The Parties expressly agree that no Party hereto shall be responsible for the obligations of any other Party, each Party being severally responsible only for its obligations arising hereunder and liable only for its allocated share of the costs and expenses incurred hereunder. It is not the purpose or intention of this Agreement to create, and this Agreement should never be construed as creating, a relationship whereby any of the Parties shall be held liable for acts, either of omission or commission, of any other Party hereto.

    13.2 The Parties agree to make an election under Internal Revenue Code section 761(a) out of the provisions of subchapter K of the Internal Revenue Code of 1986. Further, the Parties agree to take no action in contravention of this election including but not limited to entering into any agreement, contract, undertaking or any other act which would jeopardize the ability to make such election. The Parties also agree that, to the extent permissible under applicable law, their relationship shall be treated for state income tax purposes in the same manner as it is for federal income tax purposes.

                                 XIV.  FORCE MAJEURE

    14.1 In the event of any Party hereto being rendered unable, wholly or in part, by force majeure applying to its operations, to carry out its obligations under this Agreement (other than to make payments of amounts due hereunder), it is agreed that upon such Party's giving detailed written notice within a reasonable time of such force majeure to all Parties in interest, then the obligations of such Party so far as they are affected by such force majeure shall be suspended during the continuance of any inability so caused and such cause shall, so far as possible, be remedied with all reasonable dispatch. The term "force majeure" as employed herein shall mean acts of God, strikes, lockouts, or other industrial disturbances, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, storms, floods, washouts, arrests, and restraints of rulers and peoples, including unusual difficulty in obtaining pipe or other material or other unusual difficulty in carrying out operations hereunder because of government edict or regulations, civil disturbances, explosions, breakage or accident to machinery or lines of pipe, and any other cause whether of the kind herein enumerated or otherwise not within the control of the Party claiming suspension, all of which by the exercise of due diligence such Party is unable to foresee or overcome; however, the settlement of strikes or lockouts shall be entirely within the discretion of the Party having the difficulty, and the above requirement that any force majeure shall be remedied with the exercise of due diligence shall not require the settlement of strikes or lockouts by acceding to the demands of the opposing party when such course is inadvisable in the discretion of the Party having the difficulty.

                             XV.  INSURANCE AND LIABILITY

    15.1 Operator shall at all times while operations are conducted by it for the Joint Account on the Property carry, pay for and charge to the Joint Account such insurance in such amounts and covering such risks as Operator deems appropriate, as follows:

    (a)  WORKER'S COMPENSATION:

         Such insurance shall be in full compliance with the law in the state where the work is to take place and shall contain a voluntary compensation endorsement and a waiver of subrogation as to Non-operators. Where applicable, coverage shall also be provided to comply with the:

         (i) U. S. Longshoremen's and Harbor Worker's Compensation Act, and the

         (ii)  Outer Continental Shelf Lands Act.

    (b)  EMPLOYER'S LIABILITY:

         Such insurance shall have a limit of liability of $1,000,000 per accident and shall be endorsed, where applicable, to provide:

         (i) Maritime (Amendment to Coverage B), to include transportation, wages, maintenance and cure.

         (ii)  A claim "in rem" will be treated as a claim "in personam".

         (iii) A waiver of subrogation as to Non-operators.

    It is agreed that the Operator, subject to the laws in the state or jurisdiction where the work is to take place, may elect to self-insure all or any portion of the Worker's Compensation and Employer's Liability exposures arising out of operations conducted hereunder, provided all Non-operators consent in writing to such election.

    (c) All vessels owned or chartered by Operator shall be adequately covered by Hull and Protection and Indemnity Insurance.

    (d) No insurance other than as specified above shall be provided by the Operator.

    (e) The premiums for all insurance policies obtained under this article shall be charged to the Joint Account of the Parties hereto in accordance with Exhibit "B" and Operator, upon written request, shall furnish evidence certifying such insurance.

    (f) The Operator shall require contractors and subcontractors performing work for the Joint Account to provide such insurance as deemed reasonable by the Operator in relation to the work to be performed by said contractors or subcontractors.

    (g) Upon request, certificates of insurance evidencing the insurance obtained by Operator hereunder shall be furnished to each Non-operator and each Non-operator shall furnish to Operator certificates of insurance evidencing the insurance obtained by Non-operator in compliance with the provisions hereof.

    (h) Unless otherwise agreed in writing, Operator and Non-operator shall separately carry their own policies of the following insurance:

         (i) Control of Well Insurance in the minimum amount of $50,000,000 for the total loss.

         (ii) Where applicable, Blanket Charterers' Legal Liability and Cargo Legal Liability with a limit of liability of $500,000.

         (iii) Umbrella Liability Insurance in the amount of $25,000,000 excess of all primary limits.

         (iv) Above insurance coverages, including but not limited to any and all deductibles, self-insured retentions or primary layers, shall contain waivers of subrogation as to the Parties hereto.

    15.2 Notwithstanding anything contained in this Agreement to the contrary, each Party shall be responsible for all costs, liabilities, claims, damages and liens for property or personal injury, as well as pollution cost and damage, arising out of any operation on the Property in proportion to its Participating Interest, except as to such costs, liabilities, claims, damages and liens caused by the gross negligence or willful misconduct of any Party to this Agreement, in which case such Party shall be liable therefor.

    15.3 Operator shall at any time requested furnish any Non-operator with full information concerning the kind, character and amounts of insurance carried. Operator shall promptly notify Non-operators of any loss, damage or claim not covered by insurance carried by the Operator for the benefit of the Joint Account or individual Non-operators.

    15.4 Operator shall not be liable for loss, damage or destruction to any property of Non-operators in connection with operations hereunder for the Joint Account on or in respect of the Property, except those arising out of willful misconduct or gross negligence of Operator.

    15.5 Each Party, in proportion to its Participating Interest shall be liable for any losses and expenses that exceed the amount collectable under the insurance carried by Operator for the Joint Account (as set forth in Paragraph 15.1) on account of personal injury or death to any person in connection with operations hereunder; provided however, all Parties shall share in the loss to the extent of their interest unless such loss is caused by the willful misconduct or gross negligence of one of the Parties hereto; then in such event the loss shall be borne entirely by that Party.

    15.6 Subject to the other provisions of this Agreement, each Party, to the extent of its Participating Interest, shall indemnify and save harmless the other Parties hereto for claims and losses that exceed the amounts collectible under the insurance carried by Operator for the Joint Account (as set forth in Paragraph 15.1), regardless of the negligent acts or omissions of Operator. Nothing contained in this Paragraph 15.6 shall be deemed to release the Operator from its obligation under Article X hereof.

    15.7 Liability for (1) damages to property of "third persons" (as used in this paragraph, the term "third persons" shall not include the employees, agents or representatives of Operator or any Non-operator), (2) fines, penalties, damages, losses, etc., arising out of claims, either civil or criminal, public or private, relating to actual or alleged pollution of water, air, or the environment, or (3) injury to or death of third persons arising from operations on or in respect of the Property including the expenses incurred in defending claims or actions asserting liabilities of this character, shall be borne by the Parties in proportion to said Parties' respective Participating Interests, except that when such damage is caused by the gross negligence or willful misconduct of Operator, then Operator shall be responsible for such liability. In the event such damage is caused by one or more of the Non-operators, then in that event, the liability for such damage shall be borne by the Non-operator or Non-operators responsible, except when a Non-operator is expressly authorized to act for the Joint Account, then any such damage except that caused by the gross negligence or willful misconduct of such Non-operator shall be borne by the Parties in proportion to their respective Participating Interests.

    15.8 In the event of a judgment against Operator as the result of a personal injury, death and/or property loss or damage case arising out of operations hereunder and brought by a party or parties other than a Party to this Agreement, which judgment includes a finding of gross negligence on the part of Operator, the Court's finding of gross negligence shall not be binding for purposes of determining whether or not any Non-operator is obligated hereunder to share the burdens of any such judgment unless the gross negligence was found to be attributable to an act or omission of an officer or director of Operator. In the event the gross negligence was found to be attributable to an act or omission of an employee of Operator other than an officer or director, the facts and circumstances giving rise to such judgment shall be submitted to a board of arbitration, as hereinafter provided, for an independent determination, in light of applicable law and generally accepted standards in the offshore oil and gas producing industry, of the degree of negligence exhibited by the Operator; provided, however, that the previous finding of gross negligence on the part of Operator shall not be admitted in evidence in such arbitration proceeding. For purposes of this Paragraph 15.8, Operator shall, as soon as practicable following the judgment containing the gross negligence finding, give notice of submission to the Non-operators, which notice shall name one arbitrator. The Non-operators shall, within thirty (30) days after the date such notice is given, agree among themselves to the appointment of one arbitrator and give notice of such appointment to the Operator, failing in which the arbitrator shall be appointed by the then senior United States District

Judge for the Eastern District of Louisiana. The two arbitrators so selected shall select a third arbitrator or umpire within twenty (20) days after the giving of notice of the appointment of the second arbitrator. Should the two arbitrators selected by Operator and the Non-operators fail so to agree upon a third arbitrator or umpire, either Operator or the Non-operators may upon ten (10) days' written notice to the other apply to the then senior United States District Judge for the Eastern District of Louisiana for the appointment of such third arbitrator or umpire. The arbitrators so appointed shall promptly hear and determine (after due notice of hearing and giving the Parties a reasonable opportunity to be heard) the negligence issue submitted, and shall render their decision which shall be final and nonappealable and absolutely binding and conclusive upon Operator and Non-operators. The expenses of the arbitrator selected by Operator shall be paid by Operator and the expenses of the arbitrator selected by the Non-operators shall be paid by the Non-operators. The expenses of the third arbitrator shall be borne one-half by Operator and one-half by the Non-operators. Operator's attorney fees and expenses attributable to the arbitration shall be paid by Operator and Non-operators' attorney fees and expenses attributable to the arbitration shall be paid by the Non-operators.

    15.9 All references in this Article XV to the extent of or in proportion to Participating Interest shall refer to those cases in which all Parties participated in an operation, but in the case of an operation in which fewer than all of the Parties participated, the reference shall be to the Participating Parties and shall apply in proportion to such Parties' interests in such operation.

    15.10 Notwithstanding anything contained in this Agreement to the contrary, no Party, including the Operator, shall be responsible or liable for any consequential loss or damage of the other Parties hereto, included but not limited to, inability to produce oil or gas, loss of reserves, loss of production or loss of profits.

                             XVI.  CLAIMS AND LITIGATION

    16.1 All investigation, litigation and settlements in connection with the titles, claims and causes of action of every kind and joint rights and interests hereunder shall be carried on, conducted and defended for and on behalf of all Parties involved. Each Party shall notify the others of any process served upon it in any suit or claims hereunder. The Policy Committee shall decide whether the handling and defense of such suit or claim shall be handled by the attorneys of all Parties or by joint counsel selected by a majority in interest of the Parties. When such selection has not been made in time to permit preparation, filing, appearance or other representation in accordance with legal requirements, Operator is authorized to provide such legal services as in its discretion are necessary to preserve the rights of the Parties and shall charge the cost and expense of same to the Joint Account. If less than all Parties participate through their attorneys in such litigation, a reasonable charge for legal services provided by participating counsel shall be made to the Joint Account. If the attorneys of all Parties participate, no fee or expense for their services shall be charged to the Joint Account. The fee and expense of any joint counsel selected by the Policy Committee shall be charged to the Joint Account.

    16.2 All settlements of all claims and suits shall be subject to the approval and agreement of the Policy Committee, except that Operator may settle any claim under $100,000 without consulting Non-operators, provided the payment is in complete settlement. Operator agrees to keep Non-operators advised as to claims for which Non-operators may be partly responsible hereunder. The amount of settlement shall be charged to the Joint Account.

    16.3 All references in this Article XVI to charges to the "Joint Account" shall refer to those cases in which all Parties participated in an operation, but in the case of an operation in which fewer than all of the Parties participated, the reference shall be to the Participating Parties and shall apply in proportion to such Parties' interests in such operation.

                                   XVII.  DURATION

    17.1 This Agreement shall continue in full force and effect for as long as the Lease, or any extensions or renewals thereof, is continued in force as to any part of the Property, whether by production or otherwise, and thereafter until all Equipment has been salvaged and disposed of and final settlement and accounting had between the Parties, unless otherwise mutually agreed upon by all Parties hereto.

                                   XVIII.  NOTICES

    18.1 All notices, billings, or other communications between the Parties required or authorized hereunder shall be given or sent by prepaid mail, a prepaid telegram, TWX, telex or by telecopied letter addressed to the Party to whom such notice is given or communication sent. The names of the Parties to receive such notices are shown on Exhibit "A" hereof. A notice shall be effective only when received by the Party to whom given and any response thereto shall be effective only when received.

          Notices requiring a response within a twenty-four (24) hour period and responses thereto may be made orally and shall be followed by written confirmation as soon as is reasonably possible.

    18.2 Any Party may change its address specified above to another address by notice of such change to each of the other Parties.

                                XIX.  TOPICAL HEADINGS

    19.1 The topical headings appearing at the top of each numbered paragraph have been inserted for convenience only and are to be given no force or effect whatever. The provisions of this Agreement shall control in the event of any conflict or inconsistency with the provisions of any Exhibit attached hereto.

                             XX.  SUCCESSORS AND ASSIGNS

    20.1 This Agreement shall be binding upon and inure to the benefit of the Parties hereto, their successors and permitted assigns, and the terms, conditions and provisions hereof shall constitute covenants running with the lands and leasehold estates covered hereby.

                                     XXI.  LIENS

    21.1 Each other Party hereby mortgages, pledges and hypothecates to Operator and the Acting Operator, and grants Operator and the Acting Operator a security interest, and Operator hereby mortgages, pledges and hypothecates to the other Parties and the Acting Operator and grants the other Parties and the Acting Operator a security interest, in any interest each Party now owns or may hereafter acquire in and to: (i) the Property, (ii) the Equipment,
(iii) the Collateral, and any (iv) Hydrocarbons, as security for the payment and performance of all obligations, liabilities and indebtedness of each Party under this Agreement or under the Agreement Designating Acting Operator, now or hereafter arising, up to the Limit for each Party as hereinafter set forth (as to each Party, the "Secured Obligations"). The lien and security interest granted by each Party secures the Secured Obligations of such Party and the lien and security granted by the Operator also secures the obligations, liabilities and indebtedness of the Acting Operator up to the limit for the Operator as hereinafter set forth. Any person acquiring an interest in this Agreement and the Property, whether by assignment, merger, mortgage, operation of law, or otherwise, shall be deemed to have taken such interest subject to the liens and security interests granted by this Paragraph 21.1 as to all Secured Obligations attributable to such interest being acquired whether or not such Secured Obligations arose before or after such interest is acquired. The secured Parties hereunder shall be entitled to exercise the rights and remedies of a secured creditor under applicable Louisiana law, including but not limited to Chapter 9 of the Louisiana Commercial Laws, R.S. 10:9-101 ET SEQ. (the "Act"). The bringing of a suit and obtaining of judgment by a Party for Secured Obligations shall not be deemed an election of remedies or otherwise affect the lien rights or security interests and security for the payment thereof. This Paragraph 21.1 shall constitute a security agreement under the Act. The lien and security interest herein granted shall be superior to and have priority over any Mortgage. The maximum amount of the Secured Obligations of each Party to be secured hereunder (the "Limit") is fixed as $65,910,000, with reference to Freeport, $28,250,000 with reference to IMC, and $18,840,000 with reference to Felmont. To perfect the lien and security interest herein provided, each Party hereto shall execute and acknowledge any financing statement or other instrument prepared or submitted by any Party hereto in connection therewith or at any time following execution thereof, and Operator and/or the Acting Operator are authorized to file this Agreement as a lien and mortgage in applicable real estate records and as a financing statement with the proper office under the Act.

         Each Party represents and warrants to the other Parties hereto and to the Acting Operator that the lien and security interest granted by such Party to the other Parties and to the Acting Operator shall be a first and prior lien and security interest, and each Party agrees to maintain the priority of said lien and security interest against all persons acquiring an interest in the Property by, through or under such Party.

         If any Party does not perform all of its Secured Obligations hereunder, and the failure to perform will subject such Party to foreclosure or execution proceedings, the defaulting Party waives any available right of redemption from and after the date of judgment, any required valuation or appraisement of the mortgaged or secured property prior to sale, any available right to stay execution or to require a marshalling of assets and any required bond in the event a receiver is appointed. In addition, to the extent permitted by applicable law, each Party hereby grants to the other Parties a power of sale as to any property that is subject to the lien and security interest granted hereunder, such power to be exercised in the manner provided by applicable law or otherwise in a commercially reasonable manner and upon reasonable notice. Each Party agrees that the other Parties shall be entitled to utilize the provisions of any applicable oil and gas lien law or other lien law to enforce the Secured Obligations of each Party hereunder.

    21.2 In the event any Non-operator should fail to pay its share of the charges, costs and expenses incurred under this Agreement within forty-five
(45) days after actual receipt of a statement of same for any month, except as to amounts which are being disputed in good faith, such Non-operator shall be deemed delinquent. If after fifteen (15) days following actual receipt of notice of delinquency by a Non-Operator (or by an officer of the Non-operator if it is a corporation), Operator has not received payment, or the Non-operator has not made other arrangements for payment satisfactory to Operator, the delinquent Non-operator shall be deemed to be in default and Operator, without prejudice to other existing remedies, is authorized, at its election, to collect from the purchaser or purchasers of Hydrocarbons, the proceeds accruing to the working interest or interests in the Property of the delinquent Non-operator free and clear of all liens and encumbrances and of any burdens thereon to the extent provided in Paragraph 21.5, up to the amount owed by such Non-operator plus interest thereon at the rate specified in Paragraph 3.3, and each purchaser of oil and gas is authorized to rely upon Operator's statement as to the amount owed by such Non-operator.

    21.3 In the event of neglect or failure of any Non-operator promptly to pay its share of the costs and expenses of development and operation when due, and provided that the Operator has asserted its lien granted under Paragraph 21.1 and 21.2 to production proceeds, and the proceeds from the sale of oil and gas, if any, accruing to the delinquent Non-Operator's Participating Interest in the Property are being paid to the Operator by the purchaser or purchasers, the other Non-operators and Operator, within thirty
(30) days after the rendition of statements therefor by Operator, shall, in proportion to their Participating Interests, contribute to the payment of such delinquent indebtedness and the Non-operators so contributing shall be entitled to the same lien rights as are granted in Paragraphs 21.1 and 21.2 to Operator. Upon the payment by the delinquent or defaulting Non-operator to Operator of any amount or amounts on such delinquent indebtedness, or upon any recovery on behalf of the Parties under the lien conferred in Paragraph 21.1, the amount or amounts so paid or recovered shall be distributed and paid by Operator to the other Non-operators and Operator proportionately in accordance with the contributions theretofore made by them.

    21.4 Any Party in default shall, until such time as such Party's payments are current, have no access to the maps, records, data, interpretations or other information obtained in connection with the operations under this Agreement after the default has occurred, shall not be represented in the Policy Committee and shall not be entitled to vote on any matter. Furthermore, such Party shall not be entitled to receive any notice of meetings or decisions of the Policy Committee.

    21.5 If any Party hereto should create any overriding royalty, production payment, or other burden against its working interest production and if any other Party or Parties shall become entitled to receive the working interest production otherwise belonging to another Party hereto pursuant to any provisions of this Agreement, the Party or Parties entitled to receive the working interest production of the other Party shall receive such production free and clear of such burdens against such production which may have been created, except as to such Party's or Parties' proportionate part of any overriding royalty interest, production payment or other burden that proportionately burdens the interests of all Parties hereto, and the Party or Parties creating such burdens shall save the other Party or Parties harmless with respect to the receipt of such working interest production.

    21.6 The Non-operators have acquired their respective interests in the Lease and the Equipment from the Operator pursuant to that certain Assignment and Conveyance effective June 5, 1990 (the "Assignment and Conveyance") and that certain Bill of Sale effective June 5, 1990 (the "Bill of Sale"). Pursuant to the Assignment and Conveyance and the Bill of Sale, each Non-operator has agreed to indemnify and defend the Operator for certain obligations, liabilities and indemnities more particularly described therein, and the Operator has agreed to indemnify and defend the Non-operators for certain obligations, liabilities and indemnities more particularly described therein. As used herein, the term "Secured Obligations" of each of the respective Parties shall include without limitation the respective obligations, liabilities and indemnities owed by each of the Non-operators to the Operator, and owed by the Operator to the Non-operators, under the Assignment and Conveyance and the Bill of Sale.

                             XXII.  LAWS AND REGULATIONS

    22.1 All the terms and provisions of this Agreement are hereby expressly made subject to all federal and state laws and to all orders, rules and regulations of any duly constituted authority having jurisdiction in the premises, and no Party shall suffer a forfeiture or be liable in damages for failure to comply with any of the provisions of this Agreement if such compliance is prevented by or if such failure results from compliance with any such law, order, rule or regulation.

                                   XXIII.  DISPUTES

    23.1 In the event of disagreement between any of the Parties as to the intent and interpretation hereof, this Agreement shall be subject to and interpreted in accordance with the laws of the State of Louisiana and the laws of the United States.

                                 XXIV.  NO PARTITION

    24.1 Prior to the termination of this Agreement, a Party or its successors or assigns shall not resort to any action to partition the Property and, to such extent, each Party waives the benefits of all laws authorizing such action.

                                     XXV.  WAIVER

    25.1 The failure or omission by either Party to enforce any provision of this Agreement shall not be considered to be a waiver of that provision or of the default of another Party of its obligations under that provision or under any other provision of this Agreement.

                                 XXVI.  SEVERABILITY

    26.1 It is understood and agreed by the Parties that if any part, term or provision of this Agreement is held by a court of competent jurisdiction to be illegal or unenforceable or both, the Parties desire that the court of competent jurisdiction reform that part, term or provision in such a manner as to approximate the intent of the Parties as expressed in this Agreement, and the validity of the remaining portions or provisions shall not be affected.

                      XXVII.  DECLARATION OF OPERATING AGREEMENT

    27.1 The Parties hereto agree to execute the Declaration for the purpose of imparting notice to all persons of the rights and obligations of the Parties under this Agreement and for the further purpose of perfecting those rights capable of perfection. The Parties hereto further agree to execute and thereafter register, file or record or cause to be registered, filed or recorded, in any appropriate governmental office, any document or instrument supplemental to or confirmatory of this Agreement or the Declaration or otherwise which may be necessary or desirable for the continued validity, perfection or priority of the rights of the Parties under this Agreement and the Declaration.

    IN WITNESS WHEREOF, this instrument is executed as of the date hereinabove first written. This document may be executed in one or more counterpart copies hereof, each of which shall constitute an original hereof upon execution by every Party of such a counterpart.

Witnesses:                                         Freeport-McMoRan Resource
                                                   Partners, Limited Partnership


/s/ signed but illegible                           By:  /s/ Robert B. Foster
- -------------------------------                    ------------------------
                                                             Robert B. Foster
/s/ signed but illegible                                  Senior Vice President
- -------------------------------


Witnesses:                                         IMC Fertilizer, Inc.


/s/ Mary J. Smith                                  By:  /s/ R. E. Jones, Jr.
- -------------------------------                    ------------------------
                                                                R. E. Jones, Jr.
/s/ Virginia H. Germond                                         Vice President
- -------------------------------


Witnesses:                                         Felmont Oil Corporation


/s/ Linda C. Sellers                               By:  /s/ W. J. Gedwed
- -------------------------------                    ------------------------
                                                                 W.J. Gedwed
/s/ Suzanne Pyle                                        Executive Vice President
- -------------------------------



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